                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement.       [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)).
     [X] Definitive Proxy Statement.
     [ ] Definitive Additional Materials.
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) of
         Section 240.14a-12.

                        Diamond Offshore Drilling, Inc.
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     (DIAMOND OFFSHORE DRILLING, INC. LOGO)

                        DIAMOND OFFSHORE DRILLING, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2004

To the Stockholders of
Diamond Offshore Drilling, Inc.:

     NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10021 on Tuesday, May 18, 2004 at 11:30 a.m., local time (the "Annual Meeting") for the following purposes:

          (1) To elect seven directors to serve until the 2005 annual meeting of stockholders;

          (2) To consider and act upon a proposal to approve the Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan;

          (3) To ratify the appointment of the Company's independent auditors for fiscal year 2004; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Company has fixed the close of business on March 22, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement, FOR the approval of the Company's amended and restated Stock Option Plan and FOR the ratification of the appointment of the independent auditors for the Company named in such Proxy Statement. The list of stockholders of the Company may be examined at the executive offices of the Company at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.

     Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          Sincerely,

                                          /s/ WILLIAM C. LONG
                                          WILLIAM C. LONG
                                          Vice President, General Counsel and
                                          Secretary

March 29, 2004
15415 Katy Freeway
Houston, Texas 77094

                     (DIAMOND OFFSHORE DRILLING, INC. LOGO)

                                PROXY STATEMENT

                        DIAMOND OFFSHORE DRILLING, INC.

                      2004 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2004

     This Proxy Statement is being furnished to stockholders of Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from such stockholders for the 2004 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 18, 2004, and any adjournments and postponements thereof. Shares of the Company's common stock, par value $.01 per share ("Common Stock"), represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Annual Meeting in person, by giving notice of revocation to the Inspector(s) of Election (as hereinafter defined) at the Annual Meeting.

     The Company has fixed the close of business on March 22, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 129,322,455 shares of Common Stock, which is the Company's only class of voting securities outstanding. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Each stockholder is entitled to one vote for each share of Common Stock held. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

     Votes will be tabulated by ADP Investor Communication Services, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote (the "Inspector(s) of Election"). In tabulating votes, a record will be made of the number of shares voted for each nominee and for or against each other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

     This Proxy Statement is expected to be first mailed or delivered to stockholders of the Company entitled to notice of the Annual Meeting on or about April 2, 2004.

     The date of this Proxy Statement is March 29, 2004.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth certain information with respect to each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based upon Schedule 13D and Schedule 13G filings by such persons with the Securities and Exchange Commission (the "Commission")). The percentages are calculated based on the amount of outstanding securities as of March 22, 2004, excluding securities held by or for the account of the Company.

                               NAME AND ADDRESS OF            AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS                  BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
--------------        -------------------------------------   --------------------   --------
Common Stock........  Loews Corporation                          70,104,620(1)        54.2%
                      667 Madison Avenue
                      New York, NY 10021-8087
Common Stock........  Merrill Lynch & Co., Inc.(2)                9,401,180(2)         7.3%
                      World Financial Center, North Tower
                      250 Vesey Street
                      New York, NY 10381
Common Stock........  FMR Corp.(3)                               11,752,716(3)         9.1%
                      82 Devonshire Street
                      Boston, MA 02109
Common Stock........  T. Rowe Price Associates, Inc.(4)           9,108,267(4)         7.0%
                      100 East Pratt Street
                      Baltimore, MD 21202

---------------

(1) Loews Corporation ("Loews") has sole investment power and sole voting power over the shares.

(2) Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) has shared investment power and shared voting power over the shares.

(3) Information based solely on a Schedule 13G/A filed with the Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. Such
    Schedule 13G/A indicates that FMR Corp. has sole investment power over the shares and that Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp., and may be deemed members of a controlling group with respect to FMR Corp. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of the shares of Common Stock (including 357,946 shares resulting from the assumed exchange of exchangeable debt securities of Loews which, by their terms, are exchangeable by the holder for shares of Common Stock) in its capacity as investment advisor to various registered investment companies.

(4) T. Rowe Price Associates, Inc. has sole investment power over the shares and sole voting power over 1,406,456 shares.

     Because Loews holds more than a majority of the outstanding shares of Common Stock of the Company, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Loews intends to vote FOR the election of the seven nominees for the Board of Directors, FOR the approval of the Company's Amended and Restated Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between the Company and Loews with respect to the election of directors or officers of the Company or with respect to the other matters which may come before the Annual Meeting.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table shows the amount and nature of beneficial ownership of the Common Stock and of the common stock, par value $1.00 per share, of Loews ("Loews Common Stock") beneficially owned by each director of the Company, each Named Executive Officer (as hereinafter defined) of the Company and all directors and executive officers of the Company as a group, as of March 22, 2004. All directors and executive officers of the Company individually and as a group own less than 1% of the Common Stock of the Company. None of the directors or executive officers of the Company owns any shares of Loews's Carolina Group Stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below.

                                                COMPANY         LOEWS        % OF LOEWS
NAME OF BENEFICIAL OWNER                      COMMON STOCK   COMMON STOCK   COMMON STOCK
------------------------                      ------------   ------------   ------------
James S. Tisch(1)...........................     66,250       3,075,500         1.7%
Lawrence R. Dickerson(2)....................     49,871               0           *
Alan R. Batkin(3)...........................      8,000               0           *
Charles L. Fabrikant(4).....................    274,200               0           *
Herbert C. Hofmann(5).......................      7,500          19,250           *
Arthur L. Rebell(6).........................      7,500          37,500           *
Raymond S. Troubh(7)........................     12,000          10,000           *
Rodney W. Eads(8)...........................     14,500               0           *
David W. Williams(9)........................     31,782               0           *
John L. Gabriel, Jr.(10)....................     18,175               0           *
All Directors and Executive Officers as a
  Group(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)..    537,740       3,142,250         1.7%

---------------

  *  Less than 1% of the Loews Common Stock.

 (1) The number of shares of Company Common Stock includes 61,250 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004. The number of shares of Loews Common Stock includes 50,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 1,467,787 shares of Loews Common Stock held by trusts of which Mr. Tisch is the managing trustee and beneficiary and 100,000 shares of Loews Common Stock held by a charitable foundation for which Mr. Tisch has shared voting and investment power.

 (2) Includes 1,996 shares held by virtue of Mr. Dickerson's investment in Company Common Stock pursuant to the Retirement Plan (as hereinafter defined), in which he shares voting and investment power with his spouse. Also includes 47,875 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004.

 (3) Includes 7,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004. In addition, Mr. Batkin holds 1,000 shares of Company Common Stock in which he shares voting and investment power with his spouse.

 (4) Includes 260,000 shares of Company Common Stock held by SEACOR SMIT Inc., in which shares Mr. Fabrikant shares voting and investment power. Mr. Fabrikant disclaims beneficial ownership of such shares.

 (5) Includes 7,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004. The number of shares of Loews Common Stock represents 19,250 shares of Loews

     Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

 (6) Includes 7,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004. The number of shares of Loews Common Stock includes 23,500 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Corporation Stock Option Plan which are currently exercisable.

 (7) Includes 7,000 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004.

 (8) Includes 14,500 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004.

 (9) Includes 1,157 shares held by virtue of Mr. Williams' investment in Company Common Stock pursuant to the Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 30,625 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004.

(10) Includes 1,300 shares held by virtue of Mr. Gabriel's investment in Company Common Stock pursuant to the Retirement Plan, in which he shares voting and investment power with his spouse. Also includes 16,875 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004.

(11) The number of shares of Company Common Stock owned by all directors and executive officers as a group includes 5,462 shares of Company Common Stock beneficially owned, as of March 22, 2004, and 42,500 shares of Company Common Stock issuable upon the exercise of options granted under the Company's 2000 Stock Option Plan which are or will become exercisable within 60 days of March 22, 2004 by executive officers of the Company who are not Named Executive Officers. See "Executive Compensation." Investment and voting power with respect to shares owned by Mr. Krenek, Vice President and Chief Financial Officer, and Mr. Vecchio, Senior Vice
     President -- Technical Services, is shared with each such executive officer's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 2003, the Company believes that no director, executive officer or beneficial owner of more than ten percent of the Common Stock failed to file a Section 16(a) report on a timely basis during 2003.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Company's Board of Directors consists of seven directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The officers of the Company are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. Information with respect to the current directors of the Company is set forth below.

     The nominees for director are James S. Tisch, Lawrence R. Dickerson, Alan
R. Batkin, Charles L. Fabrikant, Herbert C. Hofmann, Arthur L. Rebell and Raymond S. Troubh. Each of the seven directors to be elected at the Annual Meeting will serve a term of one year to expire at the Company's 2005 annual meeting of stockholders.

     It is intended that the proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. Tisch, Dickerson, Batkin, Fabrikant, Hofmann, Rebell and Troubh, each of whom is now a director. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event it is expected that the proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors.

     Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years, appears below.

                                                                            AGE AS OF
                                                                           JANUARY 31,   DIRECTOR
NAME                                              POSITION                    2004        SINCE
----                                 -----------------------------------   -----------   --------
James S. Tisch(1)..................  Chairman of the Board and Chief           51          1989
                                     Executive Officer
Lawrence R. Dickerson(1)...........  Director, President and Chief             51          1998
                                     Operating Officer
Alan R. Batkin(2)..................  Director                                  59          1999
Charles L. Fabrikant(2)............  Director                                  59          2004
Herbert C. Hofmann(1)..............  Director                                  61          1992
Arthur L. Rebell...................  Director                                  62          1996
Raymond S. Troubh(2)...............  Director                                  77          1995

---------------

(1) Member, Executive Committee of the Board of Directors

(2) Member, Audit Committee of the Board of Directors

     James S. Tisch has served as Chief Executive Officer of the Company since March 1998. Mr. Tisch has served as Chairman of the Board since November 1995 and as a director of the Company since June 1989. Mr. Tisch has served as President and Chief Executive Officer of Loews, a diversified holding company, since January 1999 and, prior thereto, as President and Chief Operating Officer of Loews from 1994. Mr. Tisch, a director of Loews since 1986, also serves as a director of CNA Financial Corporation, a 90% owned subsidiary of Loews, Vail Resorts, Inc. and BKF Capital Group, Inc.

     Lawrence R. Dickerson has served as President, Chief Operating Officer and a director of the Company since March 1998. Mr. Dickerson has also served on the United States Commission on Ocean Policy since 2001.

     Alan R. Batkin has served as a director of the Company since July 1999. Mr. Batkin has served as Vice Chairman of Kissinger Associates, Inc. since 1990. Mr. Batkin also serves as a director of Overseas Shipholding Group, Inc., Hasbro, Inc., and Cantel Medical Corp.

     Charles L. Fabrikant has served as a director of the Company since January 2004. Mr. Fabrikant has served as Chairman of the Board, Chief Executive Officer and President of SEACOR SMIT Inc., which operates offshore support vessels servicing oil and gas exploration and development, since 1989. Mr. Fabrikant is also President of Fabrikant International Corporation, a privately owned corporation engaged in marine operations and investments.

     Herbert C. Hofmann has served as a director of the Company since January 1992. Mr. Hofmann has served as Senior Vice President of Loews since January 1992. He has served as President and Chief Executive Officer of Bulova Corporation, a 97% owned subsidiary of Loews, which distributes and sells watches and clocks, since 1989.

     Arthur L. Rebell has served as a director of the Company since July 1996. Mr. Rebell has served as Senior Vice President of Loews since June 1998.

     Raymond S. Troubh has served as a director of the Company since November 1995. Mr. Troubh is a financial consultant, a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is chairman of the board of directors of Enron Corp. and also serves as a director of General American Investors Company, Gentiva Health Services, Inc., Petrie Stores Liquidating Trust (Trustee), Triarc Companies, Inc. and WHX Corporation.

DIRECTOR INDEPENDENCE

     Because more than 50% of the Company's Common Stock is held by Loews, the Company is a "controlled company" under the corporate governance listing standards of the New York Stock Exchange (the "NYSE Listing Standards"). The NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors and, accordingly, the Board of Directors has determined that it is appropriate not to have a Board comprised of a majority of independent directors. The Board of Directors has determined that the following directors are independent under the NYSE Listing Standards ("Independent Directors"): Mr. Batkin, Mr. Fabrikant and Mr. Troubh. The Board considered all relevant facts and circumstances and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with the Company or its subsidiaries.

     The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:

     (1) any of the following relationships existed during the past three years:

          (i) the director is an employee of the Company or any of its subsidiaries or has received more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

          (ii) the director provided significant advisory or consultancy services to the Company or any of its subsidiaries or is affiliated with a company or a firm that has (annual revenue of the greater of 2% of the other company's consolidated gross revenues or $1 million is considered significant);

          (iii) the director has been a significant customer or supplier of the Company or any of its subsidiaries or affiliated with a company or firm that is (annual revenue of the greater of 2% of the other company's consolidated gross revenues or $1 million is considered significant);

          (iv) the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to the Company or any of its subsidiaries; or

          (v) the director has been employed by another company where any of the Company's current executives serve on that company's compensation committee;

     (2) the director's spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, or any other person sharing the director's home (other than a domestic employee), has a relationship described in (1) above;

     (3) the director has any other relationships with the Company or any of its subsidiaries or with members of senior management that the Board of Directors determines to be material.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has seven members and two standing committees, the Executive Committee and the Audit Committee. The Company does not have a standing nominating committee or a standing compensation committee. Because the Company is a "controlled company" under the NYSE Listing Standards, such committees are not required and the Board of Directors has determined that it is appropriate not to have such committees. The entire Board of Directors participates in the consideration of director nominees and, except as discussed below in the Board of Directors Report on Executive Compensation, the Executive Committee participates in the consideration of executive compensation.

  EXECUTIVE COMMITTEE

     The Executive Committee of the Board of Directors consists of three members, Mr. Tisch, Mr. Dickerson and Mr. Hofmann. The Executive Committee has and may exercise all the powers of the Board of Directors in the management of the business of the Company that may lawfully be delegated to it by the Board of Directors.

  AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three members, Mr. Batkin, Mr. Troubh and Mr. Fabrikant. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information of the Company, the Company's system of internal accounting controls, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors and the performance of the Company's internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors.

     The Company's Board of Directors has adopted a written Audit Committee charter which can be found on the Company's website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to the Company's Corporate Secretary. In addition, the Audit Committee charter is attached as Exhibit A to this proxy statement. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the listing standards of the New York Stock Exchange. The Board has determined that Mr. Batkin qualifies as an "audit committee financial expert" under the rules of the Commission.

DIRECTOR NOMINATING PROCESS

     The Board of Directors will, subject to the terms of the Company's Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures set forth in the Bylaws may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by the Certificate of Incorporation or Bylaws. These procedures include a requirement that the Corporate Secretary receive timely written notice of the nomination, which, for the 2005 annual meeting of stockholders, means that the nomination must be received no later than February 17, 2005. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by the Certificate of Incorporation or Bylaws, the following:

          (i) the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

          (ii) a representation that the stockholder is a holder of capital stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and

          (v) the consent of each nominee to serve as a director of the Company if so elected.

     Nominations of directors may also be made by the Board of Directors or as otherwise provided in the Company's Certificate of Incorporation or the Bylaws. In determining whether it will recommend or support a candidate for a position on the Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. The Board retains its full discretion in making such determinations, and also takes into account any restrictions, requirements or limitations contained in the Company's Certificate of Incorporation or Bylaws, or any other agreement to which the Company is a party.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

     The Company's non-management directors will meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors will be held at least annually. Alan R. Batkin has been selected by the Board of Directors to act as the Lead Director and will serve as the presiding director at these meetings.

DIRECTOR ATTENDANCE AT MEETINGS

     During 2003 there were five meetings of the Board of Directors, eight meetings of the Audit Committee and the Executive Committee took action by unanimous written consent on eight occasions. During 2003, each incumbent director of the Company, then in office, attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served. The Company does not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting and recognizes that circumstances may prevent attendance from time to time. Six of the Company's seven directors, then in office, attended its 2003 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

     Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. Each director who is not an employee of the Company receives a quarterly award of options to purchase 500 shares of the Company's Common Stock in accordance with the terms of the Company's 2000 Stock Option Plan. The options vest immediately and have a term of five years from the date of grant. The Chairman of the Audit Committee also receives a retainer of $2,500 per annum, payable quarterly. Each director of the Company who is not an employee of the Company or any of its subsidiaries or of Loews or any other affiliated companies is paid a fee of $1,500 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of the Audit Committee in addition to the reasonable costs and expenses incurred by such directors in relation to their services.

CODE OF ETHICS

     The Company has a Code of Business Conduct and Ethics which applies to all of the Company's directors, officers and employees, including the Company's principal executive officer, principal financial officer and principal accounting officer. This Code can be found on the Company's website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to the Company's Corporate Secretary. The Company intends to post changes to or waivers of this Code for its principal executive officer, principal financial officer and principal accounting officer on its website.

                             AUDIT COMMITTEE REPORT

     As discussed above under the heading "Committees of the Board of Directors -- Audit Committee," the primary role of the Board's Audit Committee is to oversee the Company's financial reporting process and manage its relationship with the independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

     The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management's representation that the Company's financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the Company's financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent."

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Commission.

                              THE AUDIT COMMITTEE

                            Alan R. Batkin, Chairman
                              Charles L. Fabrikant
                               Raymond S. Troubh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 2003, the Company had no compensation committee, although the Executive Committee of the Board of Directors performed certain similar functions with respect to the compensation and bonuses of the Company's executive officers. See "Board of Directors Report on Executive Compensation -- General," "-- Annual Cash Bonus Incentives" and "-- Compensation of the Chief Executive Officer." Decisions concerning compensation of executive officers were made during such year by persons who were members of the Company's Board of Directors, including James S. Tisch and Lawrence R. Dickerson, executive officers of the Company. No executive officer of the Company served on the board of directors or compensation committee of any other entity that has or had an executive officer who served as a member of the Board of Directors of the Company during 2003.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding securities authorized for issuance under the Company's equity compensation plan as of December 31, 2003:

                                                   EQUITY COMPENSATION PLAN INFORMATION
                               ----------------------------------------------------------------------------
                               NUMBER OF SECURITIES                          NUMBER OF SECURITIES REMAINING
                                TO BE ISSUED UPON       WEIGHTED-AVERAGE     AVAILABLE FOR FUTURE ISSUANCE
                                   EXERCISE OF         EXERCISE PRICE OF       UNDER EQUITY COMPENSATION
                               OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
                               WARRANTS AND RIGHTS    WARRANTS AND RIGHTS       REFLECTED IN COLUMN (a))
PLAN CATEGORY                          (a)                    (b)                         (c)
-------------                  --------------------   --------------------   ------------------------------
Equity compensation plans
  approved by security
  holders....................        592,400                 $28.66                     157,600
Equity compensation plans not
  approved by security
  holders....................             --                     --                          --
                                     -------                 ------                     -------
  Total......................        592,400                 $28.66                     157,600
                                     =======                 ======                     =======

                             EXECUTIVE COMPENSATION

     The following table shows for the years ended December 31, 2003, 2002 and 2001 the cash compensation paid by the Company, and a summary of certain other compensation paid or accrued for each such year, to its Chief Executive Officer and each of the Company's four other most highly compensated executive officers as of December 31, 2003 (collectively, the "Named Executive Officers") for service in all capacities with the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                              ANNUAL COMPENSATION(1)     SECURITIES
                                              -----------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS(2)      OPTIONS      COMPENSATION(3)
---------------------------            ----   ----------   ----------   ------------   ---------------
James S. Tisch.......................  2003    $300,000     $     --       30,000          $15,189
  Chairman of the Board and            2002     300,000           --       36,250           15,009
  Chief Executive Officer              2001     300,000           --       18,750           14,522
Lawrence R. Dickerson................  2003     534,750      175,000       22,500           33,524
  President and Chief Operating
     Officer                           2002     516,000      185,000       27,500           31,589
                                       2001     472,500      210,000       15,000           29,505
David W. Williams....................  2003     445,095      145,000       15,000           28,210
  Executive Vice President             2002     429,700      175,000       18,125           26,790
                                       2001     393,750      175,000        9,375           24,855
Rodney W. Eads.......................  2003     330,609       88,000        8,000           21,537
  Senior Vice President --             2002     319,174       90,000       10,750           20,630
  Worldwide Operations                 2001     292,778      125,000        3,750           18,820
John L. Gabriel, Jr. ................  2003     312,985       84,000        8,000           20,294
  Senior Vice President --             2002     294,383       90,000       10,375           19,090
  Contracts and Marketing              2001     275,943      130,000        5,625           17,101

---------------

(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) Amounts include all deferred portions of bonuses based on service during the respective year indicated by the Named Executive Officers. See "Board of Directors Report on Executive Compensation -- Annual Cash Bonus Incentives."

(3) The amounts shown for 2003 include (i) the Company's contributions under the Retirement Plan referred to below in the amount of $7,500 to each Named Executive Officer, (ii) the Company's matching contribution under the Retirement Plan referred to below in the amount of $3,000 to each Named Executive Officer, except Mr. Tisch, (iii) the Company's contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance in the amount of $3,505 to each Named Executive Officer and (iv) the Company's contributions under the Deferred Compensation and Supplemental Executive Retirement Plan referred to below in the following amounts on behalf of the following Named Executive Officers: Mr. Tisch, $4,184; Mr. Dickerson, $19,419; Mr. Williams, $14,205; Mr. Eads, $7,532; and
    Mr. Gabriel, $6,289. In some cases, the total of the foregoing itemized amounts does not equal the corresponding aggregate amount set forth in the "All Other Compensation" column due to rounding.

     The Company maintains a defined contribution plan (the "Retirement Plan") designed to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which the Company contributes 3.75% of the participant's defined compensation and the Company matches 25% of the first 6% of each participant's compensation contributed. Participants are fully vested immediately upon enrollment in the plan. Up to 25% of the amount of such contributions to the Retirement Plan may be used by the participants to purchase shares of Common Stock of the Company.

     In addition, under the Company's Deferred Compensation and Supplemental Executive Retirement Plan, the Company contributes to participants any portion of the 3.75% of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code and because of elective deferrals that the participant makes under the plan. Additionally, the plan provides that participants may defer up to 10% of base compensation and/or up to 100% of any performance bonus. Participants in this plan are a select group of management or highly compensated employees of the Company and are fully vested in all amounts paid into the plan.

                               STOCK OPTION PLAN

     Under the terms of the Company's 2000 Stock Option Plan, certain of the Company's employees, consultants and non-employee directors may be granted options to purchase Common Stock at no less than 100% of the fair market value of the Common Stock on the date the option is granted. The 2000 Stock Option Plan is administered by the Board of Directors. Such plan authorizes the issuance of options to acquire up to 750,000 shares of the Company's Common Stock, none of which had been exercised as of December 31, 2003. Unless otherwise specified by the Board of Directors at the time of the grant, stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and vest in four equal, annual installments over four years.

     The following table shows for the year ended December 31, 2003 stock options granted by the Company to the Named Executive Officers.

                            OPTIONS GRANTED IN 2003

                                     NO. OF      % OF TOTAL
                                   SECURITIES     OPTIONS
                                   UNDERLYING    GRANTED TO    EXERCISE
                                    OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   PRESENT VALUE AT
NAME                                GRANTED       2003(1)        SHARE        DATE       GRANT DATE(2)
----                               ----------   ------------   ---------   ----------   ----------------
James S. Tisch...................    7,500          4.34%       $19.78      4/22/2013       $54,000
                                     7,500          4.34         21.23      7/01/2013        55,875
                                     7,500          4.34         19.08     10/01/2013        53,550
                                     7,500          4.34         20.77     12/31/2013        59,325
Lawrence R. Dickerson............    5,625          3.25         19.78      4/22/2013        40,500
                                     5,625          3.25         21.23      7/01/2013        41,906
                                     5,625          3.25         19.08     10/01/2013        40,163
                                     5,625          3.25         20.77     12/31/2013        44,494
David W. Williams................    3,750          2.17         19.78      4/22/2013        27,000
                                     3,750          2.17         21.23      7/01/2013        27,938
                                     3,750          2.17         19.08     10/01/2013        26,775
                                     3,750          2.17         20.77     12/31/2013        29,663
Rodney W. Eads...................    2,000          1.16         19.78      4/22/2013        14,400
                                     2,000          1.16         21.23      7/01/2013        14,900
                                     2,000          1.16         19.08     10/01/2013        14,280
                                     2,000          1.16         20.77     12/31/2013        15,820
John L. Gabriel, Jr. ............    2,000          1.16         19.78      4/22/2013        14,400
                                     2,000          1.16         21.23      7/01/2013        14,900
                                     2,000          1.16         19.08     10/01/2013        14,280
                                     2,000          1.16         20.77     12/31/2013        15,820

---------------

(1) This calculation is based on options to purchase a total of 173,000 shares of Common Stock granted to employees under the Company's 2000 Stock Option Plan during 2003.

(2) The per share weighted-average fair value of stock options granted during 2003 on April 22, July 1, October 1 and December 31 was $7.20, $7.45, $7.14 and $7.91 per share, respectively. The fair value of each stock option granted was estimated on the date of grant using the Binomial Option Pricing Model.

    Assumptions used in the model included a weighted average risk-free interest rate of 3.40%, an expected life of options of seven years, expected volatility of the Company's Common Stock price of 32% and an expected dividend yield on the Company's Common Stock of 2.09%.

     The following table provides information on the value of unexercised stock options, as of December 31, 2003, held by each of the Named Executive Officers. None of the Named Executive Officers exercised any stock options during fiscal 2003 and none of the Named Executive Officers held any stock appreciation rights at December 31, 2003.

                             YEAR END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 2003             DECEMBER 31, 2003
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
James S. Tisch................................    35,000         70,000            --          $10,725
Lawrence R. Dickerson.........................    27,625         53,375            --            8,044
David W. Williams.............................    17,500         35,000            --            5,363
Rodney W. Eads................................     8,625         14,875            --            2,860
John L. Gabriel, Jr...........................    10,375         15,625            --            2,860

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Recommendations regarding compensation of the Company's executive officers are prepared by the President and submitted to the Executive Committee of the Board of Directors for approval, except that the President does not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his own compensation and, as discussed below, the compensation of the Company's Chief Executive Officer is reviewed and approved by the Company's Independent Directors.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain high-quality senior management by providing a competitive total compensation opportunity based on performance. Toward this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash, and stock options for the achievement of financial performance goals.

SALARIES

     Every salaried employee of the Company, including Company officers, is assigned a salary grade at the commencement of employment pursuant to a system that considers objective criteria, such as the employee's level of financial responsibility and supervisory duties, and the education and skills required to perform the employee's functions; however, the assignment of an employee to a particular salary grade necessarily involves subjective judgments. Within each grade, salaries are determined within a range based solely on subjective factors such as the employee's contribution to the Company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer's compensation will be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer's compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to the Company.

ANNUAL CASH BONUS INCENTIVES

     Annual cash bonus incentives may be awarded under the Diamond Offshore Management Bonus Program, which is intended to provide a means whereby certain selected officers and key employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and encourage the participants to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Executive Committee of the Company's Board of Directors is authorized to establish an annual bonus pool based on such committee's evaluation of the Company during the year relative to peer companies, the performance of the Company's share price and extraordinary events during the year. The Executive Committee did establish a bonus pool (the "Bonus Pool") for 2003.

     The Executive Committee established the bonus payout from the Bonus Pool based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the Executive Committee considered appropriate. These bonuses for 2003 are payable in annual installments (25%, 15%, 15%, 15%, 15% and 15%) over the six calendar year period following 2003 for participants of salary grade 12 and above, and are payable in annual installments (50%, 25% and 25%) over the three calendar year period following 2003 for participants of salary grade 11 and below, and, with certain exceptions, are forfeited if not paid prior to termination of employment.

     The Competitor Group Index used in the total stockholder return comparison (see "Common Stock Performance Graph" below) is not used to determine any cash bonus incentives for executives of the Company or for purposes of the Diamond Offshore Management Bonus Program.

STOCK OPTION PLAN

     Stock options under the Company's 2000 Stock Option Plan may be granted to optionees selected from time to time by the Board of Directors. The purposes of the Stock Option Plan are to allow the Company and its subsidiaries to attract and retain qualified employees, consultants and non-employee directors, to motivate these individuals to achieve the Company's long-term goals and to reward them upon achievement of those goals. During 2003, options to acquire 173,000 shares of the Company's Common Stock were granted under the Stock Option Plan. All of these options were outstanding as of December 31, 2003.

     The Board of Directors has broad authority to administer and interpret the Stock Option Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Board of Directors also has the authority to accelerate the exercisability of an outstanding option and extend the option term of an outstanding option.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Decisions regarding compensation (salary and bonus) of the Company's Chief Executive Officer for 2003 were made by the Company's Independent Directors. Accordingly, James S. Tisch did not participate in the preparation of recommendations, or the review, modification or approval thereof, with respect to his compensation. Such decision for 2003 was determined subjectively, and not necessarily tied to corporate performance, with consideration given to Mr. Tisch's level of responsibility and importance to the Company relative to other Company executives, his contributions to the successful implementation of significant strategic initiatives that are expected to benefit the Company in future years, including the Company's capital upgrade program and on-going rationalization of its rig fleet (purchases and sales). No fixed, relative weights were assigned to these subjective factors.

                             THE BOARD OF DIRECTORS

                            James S. Tisch, Chairman
                             Lawrence R. Dickerson
                                 Alan R. Batkin
                              Charles L. Fabrikant
                               Herbert C. Hofmann
                                Arthur L. Rebell
                               Raymond S. Troubh

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the initial public offering of the Common Stock in October 1995 (the "Initial Public Offering"), the Company was a wholly owned subsidiary of Loews, and in connection with the Initial Public Offering, the Company and Loews entered into agreements pursuant to which certain management, administrative and other services are provided by Loews to the Company and certain other obligations were assumed by the parties. These agreements were not the result of arm's length negotiations between the parties.

     Services Agreement. The Company and Loews entered into a services agreement effective upon consummation of the Initial Public Offering (the "Services Agreement") pursuant to which Loews agreed to continue to perform certain administrative and technical services on behalf of the Company. Such services include personnel, telecommunications, purchasing, internal auditing, accounting, data processing and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, the Company reimburses Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at the Company's option upon 30 days' notice to Loews and at the option of Loews upon six months' notice to the Company. In addition, the Company has agreed to indemnify and hold harmless Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement, unless due to the gross negligence or willful misconduct of Loews. Under the Services Agreement, the Company paid Loews approximately $356,785 for services performed by Loews in 2003.

     Registration Rights Agreement. Under a Registration Rights Agreement dated as of October 16, 1995 (the "Registration Rights Agreement"), as amended, between the Company and Loews, the Company, subject to certain limitations, will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of three such requests, in order to permit Loews to offer and sell any Common Stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. The Company has the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be adversely affected. Subject to certain conditions, the Company has also granted Loews the right to include its Common Stock in any registration statements covering offerings of Common Stock by the Company, and the Company will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. The Company will indemnify Loews, and Loews will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement, as amended.

     On September 16, 1997, Loews and the Company entered into an agreement amending the Registration Rights Agreement (the "Registration Rights Agreement Amendment") in contemplation of the offering by Loews of its 3.125% Exchangeable Notes due 2007 (the "Loews Notes"), which are exchangeable for Common Stock. Pursuant to the Registration Rights Agreement Amendment, Loews exercised the first of its three demand registration rights for the shares of Common Stock underlying the Loews Notes and, in connection with such demand, the Company filed a registration statement for a continuous offering of such shares for delivery upon the exchange of Loews Notes, and agreed to maintain the effectiveness of such registration statement through September 15, 2007, or such earlier time as no Loews Notes are outstanding. Pursuant to the Registration Rights Agreement Amendment, the Company has the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in such registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if the Company is conducting or about to conduct an underwritten public offering of its securities for its own account, or would be required to disclose information regarding the Company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Company is then engaged. However, no such suspension period may be in effect during the 14-day period preceding any redemption date with respect to, or the final maturity date of, the Loews Notes. Before giving notice to holders of Loews Notes of any optional redemption of Loews Notes, Loews agreed in the Registration Rights Agreement Amendment to give prior notice to the Company to enable the Company to determine whether it should suspend the use of the current resale prospectus or prospectus supplement covering the shares of Common Stock issuable upon the exchange of Loews Notes. Loews and the Company agreed that Loews will not give notice to holders of Loews Notes of the exercise of Loews's optional right to redeem any Loews Notes during the time that any suspension period with respect to any such prospectus or prospectus supplement is in effect.

     Other. During 2003 the Company made payments of $753,331 to Ernst & Young LLP for tax and other consulting services. The wife of Lawrence R. Dickerson, the Company's President and Chief Operating Officer and a Director of the Company, is an audit partner at this firm.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following graph sets forth the cumulative total stockholder return for the Common Stock, the Standard & Poor's 500 Index and a Competitor Group Index over the five year period ended December 31, 2003.

              COMPARISON OF 1999 - 2003 CUMULATIVE TOTAL RETURN(1)
                        INDEXED TOTAL STOCKHOLDER RETURN

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------------------------
                       DEC. 31, 1998   DEC. 31, 1999   DEC. 31, 2000   DEC. 31, 2001   DEC. 31, 2002   DEC. 31, 2003
--------------------------------------------------------------------------------------------------------------------
 Company                    100             131             174             134              99              95
 S&P 500                    100             121             110              97              76              97
 Competitor Group(2)        100             151             205             147             136             149

---------------

(1) Total return assuming reinvestment of dividends. Dividends for the periods reported include quarterly dividends of $0.125 per share of Common Stock paid during 2003, 2002, 2001, 2000 and 1999 except that in the last quarter of 2003 the dividend was $0.0625 per share. Assumes $100 invested on December 31, 1998, in Common Stock, the S&P 500 Index and a
    Company-constructed competitor group index.

(2) The Company-constructed competitor group consists of the following companies: Baker Hughes Incorporated, ENSCO International Incorporated, Halliburton Company, Noble Drilling Corporation, Schlumberger Ltd., Tidewater Inc., and Transocean Inc. Total return calculations were weighted according to the respective company's market capitalization.

     The foregoing information contained under the caption "Cumulative Total Stockholder Return" shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

             APPROVAL OF THE AMENDED AND RESTATED DIAMOND OFFSHORE
                             2000 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     On February 25, 2004, the Board of Directors approved, subject to stockholder approval, an amendment to the Company's 2000 Stock Option Plan which would increase the number of shares of Common Stock authorized for issuance under the plan from 750,000 to 1,500,000 shares. The Board of Directors has directed that the Amended and Restated 2000 Stock Option Plan (as so amended and restated, the "Stock Option Plan") be submitted to the Company's stockholders for approval at the Annual Meeting.

     The purpose of the Stock Option Plan is to assist the Company in its efforts to attract and retain qualified employees and consultants and to assist the Company to attract and retain non-employee directors, to motivate these individuals to achieve the Company's long term goals and to reward them upon achievement of those goals.

REASONS FOR THE PROPOSED AMENDMENT

     The primary reason for the proposed amendment to increase the number of shares of Common Stock authorized for issuance under the Stock Option Plan is to provide sufficient shares for continued issuance of stock options in accordance with the purpose of the Stock Option Plan. As of March 29, 2004, 594,400 shares of Common Stock were reserved for issuance pursuant to options outstanding under the Company's 2000 Stock Option Plan and no options granted under the Company's 2000 Stock Option Plan had been exercised. As a result, as of that date the Company had 155,600 shares of Common Stock remaining available for issuance pursuant to the Company's 2000 Stock Option Plan. If the Stock Option Plan is approved, an additional 750,000 shares of Common Stock will be available for issuance under the Stock Option Plan. On March 26, 2003 the closing price of the Company's Common Stock, as reported by the New York Stock Exchange, was $23.99 per share.

PLAN BENEFITS

     Except as otherwise described herein, benefits under the Stock Option Plan to the Named Executive Officers and the Company's executive officers, directors, employees and consultants are not currently determinable because the Stock Option Plan is discretionary.

DESCRIPTION OF THE STOCK OPTION PLAN

     The following is a summary of certain terms of the Stock Option Plan. It is qualified in its entirety by the full text of the Stock Option Plan, which is set forth in Exhibit B attached to this Proxy Statement.

     Options Granted. During 2003, options to acquire 173,000 shares of the Company's Common Stock were granted under the Company's 2000 Stock Option Plan. All of these options were outstanding as of December 31, 2003. As of March 29, 2004, options for 2,000 shares of Common Stock had been granted under the Company's 2000 Stock Option Plan during 2004, and options for a total of 594,400 shares of Common Stock had been granted under such plan and were outstanding, none of which had been exercised.

     Eligibility and Types of Grants. Those persons who are responsible for or contribute to the management, growth or profitability of the businesses of the Company and its subsidiaries may receive grants under the Stock Option Plan. Optionees will be selected from time to time by the Board of Directors from a pool of all employees and consultants of the Company and its subsidiaries and the non-employee directors of the Company, an estimated 3,600 people. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, and nonqualified stock options ("NQOs"), which do not meet, or are not intended to meet, the requirements of
Section 422 of the Code. (See "Federal Income Tax Consequences" below.)

     Shares Subject to the Stock Option Plan. The aggregate number of shares of Common Stock for which options may be granted under the Stock Option Plan is 1,500,000; and the maximum number of shares of Common Stock with respect to which options may be granted to any individual in any calendar year is

200,000. These shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an option which has expired or been canceled or terminated will become available for the granting of additional options under the Stock Option Plan.

     Administration. The Stock Option Plan will be administered by the Board of Directors. Subject to the terms of the Stock Option Plan, the Board of Directors has broad authority to administer and interpret the Stock Option Plan, including the authority to determine who will receive a grant and to determine the specific provisions of that grant. The Board of Directors also has the authority to accelerate the exercisability of an outstanding option and extend the option term of an outstanding option.

     Exercise. The exercise price for the purchase of shares of Common Stock under each option will be determined by the Board of Directors; provided, however, that the exercise price per share may not be less than 100% of the fair market value of the Common Stock on the date of grant. The full exercise price of these shares shall be paid at the time of exercise. The Board of Directors may permit an optionee to elect to pay the exercise price of an option by irrevocably authorizing a third party to sell the shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any applicable tax withholding. In addition, the Board of Directors may permit full or partial payment to be made in the form of unrestricted shares of Common Stock that have been owned by the optionee for at least six months based on the fair market value of those shares on the date of exercise.

     Vesting. Unless otherwise provided by the Board of Directors at the time of grant or thereafter, each option granted under the Stock Option Plan will vest and become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant of the option, and shall thereafter remain exercisable for the duration of the option's terms.

     Term. Unless otherwise provided by the Board of Directors at the time of grant or thereafter, the term of each option granted under the Stock Option Plan will end on the earliest to occur of (i) the date the optionee's employment, directorship or consultancy with the Company or its subsidiaries, as applicable, is terminated for cause or voluntarily by the optionee, (ii) the first anniversary of the optionee's death or disability, (iii) the third anniversary of the optionee's retirement (if the optionee is an employee) and (iv) the ninetieth day after the optionee's employment, directorship or consultancy terminates for any other reason. In no event may the term of any option granted under the Stock Option Plan exceed ten years from the option's date of grant. Unless otherwise provided by the Board of Directors, any outstanding option that is unvested following a termination of employment, directorship or consultancy shall be forfeited immediately.

     Transferability. Options granted under the Stock Option Plan are not transferable, except by will or the laws of descent and distribution or, in the case of an NQO, to the optionee's immediate family, if expressly permitted by the Board of Directors.

     Adjustments. In the event of a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, split-up, spin-off, combination or exchange of shares, the Board of Directors may make adjustments to preserve the benefits or potential benefits of the Stock Option Plan and outstanding stock options. These adjustments may include adjustments to (i) the number and kind of shares deliverable under the Stock Option Plan, (ii) the number and kind of shares that may be covered by options granted to any individual optionee, (iii) the number and kind of shares covered by outstanding options, (iv) the exercise price of outstanding options, (v) settlement of outstanding options in cash or Common Stock and (vi) other adjustments that the Board of Directors determines to be equitable.

     Amendments and Termination. The Stock Option Plan will be unlimited in duration. The Board of Directors may, at any time, amend or terminate the Stock Option Plan, provided that no such amendment or termination may adversely affect the rights of any optionee under any option granted under the Stock Option Plan prior to the date of such amendment or termination without the prior written consent of that optionee. The Stock Option Plan may not be amended without stockholder approval to the extent such approval is required by law or the rules of any exchange on which the Common Stock is traded.

     Registration of Common Stock Issued Under the Stock Option Plan. The Company intends that the additional 750,000 shares of Common Stock covered by the Stock Option Plan pursuant to its amendment will be registered under the Securities Act of 1933, as amended. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the Stock Option Plan.

     Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Nonqualified Stock Options. In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes that amount in income. The exercise of NQO's is subject to withholding of all applicable taxes.

     Incentive Stock Options. Subject to the discussion below regarding the federal alternative minimum tax ("AMT"), no taxable income will be realized by an option holder upon the grant or exercise of an ISO. ISO shares are issued to an optionee pursuant to the exercise of an ISO granted under the Stock Option Plan and if no disposition of those shares is made by that optionee within two years after the date of grant of the ISO or within one year after the receipt of those shares by that optionee, then (i) upon a sale of those shares, any amount realized in excess of the exercise price of the ISO will be taxed to that optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct that amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Code, it will be treated as an NQO.

     Different rules apply to option holders who are subject to the AMT. For example, the amount by which the fair market value of the stock acquired by exercising an incentive stock option exceeds the exercise price is included in the calculation of AMT. Because the effect of the AMT on a specific option holder depends on the option holder's particular tax situation, an option holder granted incentive stock options should consult his or her own tax counsel regarding the effect of the AMT on such option holder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to serve as independent auditors for 2004. Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by the Company's stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. If the Company's stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting with an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

     Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and 2002:

     Audit Fees. The aggregate fees billed for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and various statutory audits for certain foreign subsidiaries of the Company for 2003 and 2002 were $330,697 and $307,545, respectively.

     Audit-Related Fees. The aggregate fees billed for audit-related services for 2003 and 2002 were $63,350 and $42,910, respectively. These fees relate to employee benefit plan audits and the audit of the annual financial statements of one of the Company's subsidiaries in connection with regulatory compliance. In addition, the fees for 2003 included implementation assistance, to the extent permitted, in connection with Section 404 of the Sarbanes-Oxley Act. All audit-related services for fiscal years 2003 and 2002 were 100% approved by the Audit Committee.

     Tax Fees. The aggregate fees billed for tax services for 2003 and 2002 were $35,280 and $47,071, respectively. These fees relate to tax return preparation and tax planning and consulting. All tax services for fiscal years 2003 and 2002 were 100% approved by the Audit Committee.

     All Other Fees. There were no fees billed for services other than those included above for 2003 and 2002.

AUDITOR ENGAGEMENT AND PRE-APPROVAL POLICY

     In order to assure the continued independence of the Company's independent auditor, currently Deloitte & Touche LLP, the Audit Committee has adopted a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy in July 2003, the Audit Committee or its designee has pre-approved all engagements by the Company and its subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as the Company's independent auditor.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

                             SOLICITATION EXPENSES

     The Company will bear the cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of the Company's Board of Directors. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record, and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, brokers and other custodians for the reasonable costs of sending the proxy materials to the beneficial owners of the Common Stock.

                   COMMUNICATIONS WITH THE COMPANY AND OTHERS

     Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. All such communications will be delivered to the director or directors to whom they are addressed.

     Stockholder proposals intended for inclusion in the Proxy Statement to be issued in connection with the Company's 2005 annual meeting must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than November 29, 2004.

     Stockholder proposals submitted outside of the Commission's procedures for including such proposals in the Company's Proxy Statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by the Company's Corporate Secretary no later than November 29, 2004. If a proposal is received after such date, the Company's proxy for the 2005 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the Proxy Statement for the 2005 annual meeting of stockholders.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM C. LONG
                                          WILLIAM C. LONG
                                          Vice President, General Counsel and
                                          Secretary

                                                                       EXHIBIT A

                        DIAMOND OFFSHORE DRILLING, INC.

                            AUDIT COMMITTEE CHARTER
                 (AS AMENDED AND RESTATED ON FEBRUARY 25, 2004)

                             ---------------------

     This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

PURPOSE

     The Audit Committee's primary function is to assist the Board of Directors (the "Board") of Diamond Offshore Drilling, Inc. (the "Company") in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; (v) the Company's codes of ethics as established by management and the Board; and
(vi) the preparation of the audit committee report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Committee shall be comprised of three or more directors, as determined by the Board from time to time, except to the extent that temporary vacancies are created by the resignation or removal of a Committee member. The Board has authority to appoint the Committee members, who serve at the pleasure of the Board, and to designate the Committee Chairperson. Each member of the Committee must satisfy the independence, experience, financial expertise and other requirements of the New York Stock Exchange, the SEC and other applicable laws and regulations. Committee members may not serve on the audit committees of more than two other public companies unless approved by the Board and such approval is disclosed in the Company's proxy statement. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior services that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

MEETINGS

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall periodically meet separately with management, the internal auditors and the independent accountants. The Committee shall also meet periodically in executive sessions without Company management present. The Committee may request any employee or officer of the Company or its outside counsel or independent accountants to attend a meeting or to meet with the Committee or its advisors. The Committee may fix its own rules of procedure, subject to the requirements of this Charter, stock exchange rules and applicable laws and regulations.

AUTHORITY AND RESPONSIBILITIES

     Company management is responsible for preparing financial statements. The Committee's primary responsibility is oversight. To carry out this responsibility, the Committee shall undertake the common recurring activities described below, but may diverge from this list as appropriate under the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee's purposes or assigned by the Board from time to time. The Committee may form and delegate authority to sub-committees consisting solely of one or more members when appropriate.

     1. Oversight of the Independent Accountants.  The Committee shall:

          (a) have sole authority to directly appoint, retain, compensate, evaluate and terminate the independent accountants and to approve all engagement fees and terms, including mandatory pre-approval of all engagements of the independent accountants in accordance with policies and procedures adopted by the Committee from time to time or as required by stock exchange rules or applicable laws or regulations;

          (b) oversee the work of the independent accountants, including resolution of disagreements between management and the independent accountants regarding financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor, and the independent accountants shall report directly to the Committee;

          (c) at least annually, review reports from the independent accountants regarding their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or any regulatory or professional inquiry within the preceding five years, and all relationships between the independent accountants and the Company;

          (d) annually evaluate the qualifications, performance and independence of the independent accountants and the lead partner, taking into account the opinions of management and the internal auditors, and present its conclusions to the Board;

          (e) annually seek assurances that partners of the independent accountants who are directly involved in the audit are rotated as required by regulations or stock exchange rules and that no partner earns or receives compensation based on the performance of any services for the Company other than audit, review or attest services;

          (f) consider annually whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should rotate its independent accounting firm on a regular basis;

          (g) set policies for the Company's hiring of current or former employees of the independent accountants;

          (h) instruct the independent accountants that such firm is ultimately accountable to the Board of Directors of the Company and the Committee, as representatives of the shareholders;

          (i) instruct the independent accountants to submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent accountants to the Company and each of its subsidiaries:
     (i) the audit of their annual financial statements and the reviews of their quarterly financial statements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent accountants, in the aggregate and by each service; and

          (j) obtain from the independent accountants assurance that each audit is conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

     2. Oversight of Financial Reporting and Controls.  The Committee shall:

          (a) meet with the independent accountants prior to any audit to discuss the planning and staffing of the audit;

          (b) review and discuss with management and the independent accountants the annual audited financial statements and quarterly financial statements to be included in the Company's reports filed with the SEC, including Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to their public release;

          (c) review and discuss the following with management and the independent accountants, in connection with the Committee's review of the Company's annual financial statements and, as appropriate, quarterly financial statements and related disclosures:

        - critical accounting policies and financial statement presentation, including (i) key accounting decisions and judgments, (ii) any changes required in the scope of the audit plan, (iii) significant changes in the selection or application of accounting principles, the rationale for such choices and the alternatives available under generally accepted accounting principles ("GAAP"), including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

        - material written communications between the independent accountants and management, including any "management" or "internal control" letter or schedule of "unadjusted differences" issued or proposed to be issued by the independent accountants and management's responses;

        - any problems or difficulties encountered in the audit or review of the financial statements, including any disagreements between management and the independent accountants, limitations on the activities of the independent accountants or any restrictions on the scope of activities or access to required information, and management's responses;

        - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

        - any accounting adjustments that were noted or proposed by the independent accountants but were "passed" (as immaterial or otherwise);

        - communications between the audit team and the independent accountants' national office respecting auditing or accounting issues presented by the engagement;

        - the certifications made by the principal executive officer and principal financial officer with respect to the Company's periodic reports filed with the SEC;

        - management's report on internal control over financial reporting and the independent accountants' related attestation report and any material changes in the Company's internal control over financial reporting;

        - any appointment and replacement of the director of the internal auditing department; and

        - major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

          (d) review the type and presentation of information to be included in earnings press releases (particularly any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance which management may provide to analysts and rating agencies; provided, however, that such review need not take place in advance of each earnings release or each instance in which guidance may be provided;

          (e) annually review and discuss with the independent accountants and management the Company's internal audit department and its audit plan, responsibilities, budget and staffing;

          (f) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          (g) advise management, the internal auditing department and the independent accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

          (h) consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in Statement of Accounting Standards 61; and

          (i) inquire of the Company's Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weakness in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls[; and

          (j) review and recommend the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer, Controller and head of internal audit.

     3. Compliance with Legal, Ethical and Regulatory Requirements. The Committee shall:

          (a) periodically discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company's business, financial statements or compliance policies including material notices to or inquiries received from governmental agencies and the scope and effectiveness of compliance policies and programs;

          (b) review at least annually with management including the General Counsel and head of internal audit compliance with, the adequacy of and any requests for waivers under the Company's code of business conduct and ethics (including codes that apply to all employees as well as those applicable to directors, senior officers and financial officers and the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information), and any waiver to any executive officer or director granted by the Committee shall be reported by the Committee to the Board;

          (c) review and address conflicts of interest of directors and executive officers; and

          (d) review, discuss with management and the independent auditor, and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

     4. Additional Responsibilities of the Committee. The Committee shall make regular reports to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities. The Committee shall oversee the preparation of and approve all reports required by the Committee, including the report for inclusion in the Company's annual proxy statement, stating whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by Statement of Accounting Standards Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC. The Committee shall annually review and evaluate the Committee's own performance, including compliance with this Charter, and review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     5. Additional Powers of the Committee. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other experts to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities, with access to all books, records, facilities and personnel of the Company. The Company shall provide the Committee with adequate funding and other resources required to discharge its duties and responsibilities, including payment of reasonable compensation to the independent accountants and to any advisors employed by the Committee. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

LIMITATIONS OF THE COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or determine that the Company's financial statements and disclosures are complete or accurate or in accordance with GAAP or applicable laws or regulations. The Committee's job is one of review and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent accountants are responsible for auditing or reviewing those financial statements, as applicable. The Committee recognizes that management and the independent accountants have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountants' work.

                                                                       EXHIBIT B

                        DIAMOND OFFSHORE DRILLING, INC.

                              AMENDED AND RESTATED
                             2000 STOCK OPTION PLAN

                                   SECTION 1

                                    GENERAL

     1.1. Purpose. The Diamond Offshore 2000 Stock Option Plan, which became effective as of May 15, 2000 and, as herein amended and restated, will become effective on the Effective Date (as so amended and restated, the "Plan"), has been established by Diamond Offshore Drilling, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan, (ii) motivate Participants, by means of appropriate incentives, to achieve long-term Company goals, and reward Participants for achievement of those goals, and (iii) provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries.

     1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6 of the Plan).

                                   SECTION 2

                                    OPTIONS

     2.1. Option Grant. The Board of Directors (the "Board") may grant Options in accordance with this Section 2.

     2.2. Definitions. The grant of an "Option" permits the Participant to purchase shares of Stock at an Exercise Price established by the Board. Any Option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Board. An "ISO" is an Option that is intended to be an "incentive stock option" described in section 422(b) of the Code and does in fact satisfy the requirements of that section. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code, or that fails to satisfy the requirements of that section.

     2.3. Exercise Price. The "Exercise Price" of each Option granted under this Section 2 shall be established by the Board or shall be determined by a method established by the Board at the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

     2.4. Vesting and Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board.

          (a) Unless otherwise provided by the Board at the time of grant or thereafter, each Option shall vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant, and shall thereafter remain exercisable during the Option Term.

          (b) Unless otherwise provided by the Board at the time of grant or thereafter, the Option Term of each Option shall end on the earliest of (1) the date on which such Option has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to such person's Retirement, and (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Option Term exceed ten (10) years from the date of grant of the Option. Except as otherwise determined by the Board at the time of grant or thereafter, upon the occurrence of a Termination of a Participant for any reason, the Option Term of all outstanding Options held by the Participant that are unvested as of the date of such Termination shall thereupon end and such unvested Options shall be forfeited immediately; provided, however, that the Board may, in its sole discretion, accelerate the vesting of any Option and/or extend the exercise period of any Option (but not beyond the ten-year anniversary of the grant date).

          (c) An Option may be exercised and the underlying shares purchased in accordance with this Section 2 at any time after the Option with respect to those shares vests and before the expiration of the Option Term. To exercise an Option, the Participant shall give written notice to the Company stating the number of shares with respect to which the Option is being exercised.

          (d) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described in the last sentence of this paragraph (d), payment may be made as soon as practicable after the exercise). The Exercise Price shall be payable by check, or such other instrument as the Board may accept. The Board may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of any ISO such permission must be provided for at the time of grant and set forth in an Option Certificate. In addition, if approved by the Board, payment, in full or in part, may also be made in the form of unrestricted Mature Shares, based on the Fair Market Value of the Mature Shares on the date the Option is exercised; provided, however, that, in the case of an ISO the right to make a payment in such Mature Shares may be authorized only at the time the Option is granted.

                                   SECTION 3

                          OPERATION AND ADMINISTRATION

     3.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2004 annual meeting of its stockholders, the Plan shall be effective as of May 18, 2004 (the "Effective Date"); provided, however, that to the extent that Options are granted under the Plan prior to its approval by stockholders, the Options shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding.

     3.2. Shares Subject to Plan. The shares of Stock for which Options may be granted under the Plan shall be subject to the following:

          (a) The shares of Stock with respect to which Options may be granted under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,500,000 shares of Stock.

          (c) To the extent any shares of Stock covered by an Option are not delivered to a Participant or beneficiary because the Option is forfeited or canceled, or the shares of Stock are used to pay the Exercise Price or satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d) Subject to paragraph 3.2(e), the maximum number of shares that may be covered by Options granted to any one individual during any one calendar year period shall be 200,000 shares.

          (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Options. Action by the Board may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares referred to in
     Section 3.2(d); (iii) adjustment of the number and kind of shares subject to outstanding Options; (iv) adjustment of the Exercise Price of outstanding Options; (v) settlement in cash or Stock in an amount equal to the excess of the value of the Stock subject to such Option over the aggregate Exercise Price (as determined by the Board) of such Options; and
     (vi) any other adjustments that the Board determines to be equitable.

     3.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan shall be conditioned on satisfaction of the applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided that surrender of shares may be used only to satisfy the minimum withholding required by law.

     3.5. Grant and Use of Options. In the discretion of the Board, more than one Option may be granted to a Participant. Options may be granted as alternatives to or replacements of Options granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Board may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the foregoing, the assumption by the Company of options in connection with the acquisition of a business or other entity and the conversion of such options into options to acquire Stock shall not be treated as a new grant of Options under the Plan unless specifically so provided by the Board.

     3.6. Settlement of Options. The Board may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Board shall determine. If any such deferrals are permitted, then a Participant who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Board.

     3.7. Other Plans. Amounts payable under this Plan shall not be taken into account as compensation for purposes of any other employee benefit plan or program of the Company or any of its Subsidiaries, except to the extent otherwise provided by such plans or programs, or by an agreement between the affected Participant and the Company.

     3.8. Heirs and Successors. The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     3.9. Transferability. Options granted under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) in the case of an NQO, as otherwise expressly permitted by the Board including, if so permitted, pursuant to a transfer to such Participant's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by a Participant or benefits deliverable to a Participant under any Option Certificate under the Plan have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Option Certificate and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant to receive benefits under the Company's group term life insurance plan or such other person or persons as the Participant may designate by notice to the Company. If a deceased Participant fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under the Option Certificate or before the complete distribution of benefits to the Designated Beneficiary under the Option Certificate, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. All Options shall be exercisable, subject to the terms of this Plan, only by the Participant or any person to whom such Option is transferred pursuant to this paragraph, it being understood that the term Participant shall include such transferee for purposes of the exercise provisions contained herein.

     3.10. Notices. Any written notices provided for in the Plan or under any Option Certificate shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by confirmed fax or overnight courier, or by postage paid first class mail. Notice and communications shall be effective when actually received by the addressee. Notices shall be directed, if to the Participant, at the Participant's address indicated in the Option Certificate, or if to the Company, at the Company's principal executive office to the attention of the Company's Corporate Secretary.

     3.11. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors, or by action of one or more members of the Board (including a Committee of the Board) who are duly authorized to act for the Board, or by a duly authorized officer of the Company.

     3.12.  Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of, or as a director or consultant to, the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     3.13. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     3.14. Laws Applicable to Construction. The interpretation, performance and enforcement of this Plan and all Option Certificates shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

     3.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 4

                               BOARD OF DIRECTORS

     4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board in accordance with this Section 4.

     4.2. Powers of Board. The Board's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Options, to determine the grant date of, the number of shares subject to and the Exercise Price of those Options, to establish all other terms and conditions of such Options, and (subject to the restrictions imposed by Section 5) to cancel or suspend Options.

          (b) The Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

          (d) In controlling and managing the operation and administration of the Plan, the Board shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     4.3. Delegation by Board. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

     4.4. Information to be Furnished to Board. The Company and Subsidiaries shall furnish the Board with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, engagement, Termination, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons eligible for benefits under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.

                                   SECTION 5

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 3.2(e) shall not be subject to the foregoing limitations of this Section 5.

                                   SECTION 6

                                 DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

          (a) Board. The term "Board" means the Board of Directors of the Company.

          (b) Cause: The term "Cause" shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant's employment, engagement or directorial duties,
     (3) willful and deliberate failure on the part of a Participant to perform the Participant's employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided in the Option Certificate or an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

          (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (d) Company.  The term "Company" shall have the meaning set forth in
     Section 1.1.

          (e) Designated Beneficiary. The term "Designated Beneficiary" shall have the meaning set forth in Section 3.9.

          (f) Disability. The term "Disability" shall mean, unless otherwise provided by the Board, (1) "Disability" as defined in any individual Option Certificate to which the Participant is a party, or (2) if there is no such Option Certificate or it does not define "Disability," permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant.

          (g) Effective Date. The term "Effective Date" shall have the meaning set forth in Section 3.1.

          (h) Eligible Grantee. The term "Eligible Grantee" shall mean any individual who is employed on a full-time or part-time basis by, or who serves as a consultant to, the Company or a Subsidiary and any non-employee director of the Company. An Option may be granted to an individual in connection with such individual's hiring or engagement prior to the date the individual first performs services for the Company or the Subsidiaries, provided that the individual will be an Eligible Grantee upon his hiring or engagement, and further provided that such Options shall not become vested prior to the date the individual first performs such services.

          (i) Exercise Price. The term "Exercise Price" shall have the meaning set forth in Section 2.3.

          (j) Fair Market Value. The "Fair Market Value" of a share of Stock shall be, as of any given date, the mean between the highest and lowest reported sales prices on the immediately preceding date (or, if there are no reported sales on such immediately preceding date, on the last date prior to such date on which there were sales) of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Board in good faith.

          (k) ISO.  The term "ISO" shall have the meaning set forth in Section
     2.2.

          (l) Mature Shares. The term "Mature Shares" shall mean shares of Stock that have been owned by the Participant in question for at least six months.

          (m) NQO.  The term "NQO" shall have the meaning set forth in Section
     2.2.

          (n) Option.  The term "Option" shall have the meaning set forth in
     Section 2.2.

          (o) Option Certificate: The term "Option Certificate" shall mean a written Option certificate setting forth the terms and conditions of an Option, in the form attached hereto as Exhibit A or such other form as the Board may from time to time prescribe.

          (p) Option Term: The term "Option Term" shall mean the period beginning on the date of grant of an Option and ending on the date the Option expires pursuant to the Plan and the relevant Option Certificate.

          (q) Plan: The term "Plan" shall have the meaning set forth in Section 1.1.

          (r) Retirement: The term "Retirement" shall mean retirement from active employment with the Company pursuant to any retirement plan or program of the Company or any Subsidiary in which the Participant participates. A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

          (s) Stock. The term "Stock" shall mean shares of common stock of the Company.

          (t) Subsidiary. The term "Subsidiary" means any business or entity in which at any relevant time the Company holds at least a 50% equity (voting or non-voting) interest.

          (u) Termination. A Participant shall be considered to have experienced a Termination if he or she ceases, for any reason, to be an employee, consultant or non-employee director of the Company or any of its Subsidiaries, including, without limitation, as a result of the fact that the entity by which he or she is employed or engaged or of which he or she is a director has ceased to be affiliated with the Company.

                        DIAMOND OFFSHORE DRILLING, INC.

                                                                          COMMON

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              2004 ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2004

The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary
T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2004 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the "Company") to be held at the Regency Hotel, 540 Park Avenue, New York, New York 10021 at 11:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees as directors, FOR the approval of the Company's amended and restated Stock Option Plan, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2004, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.

(LOGO)                                                  VOTE BY INTERNET - www.proxyvote.com
DIAMOND OFFSHORE DRILLING, INC.                         Use the internet to transmit your voting instructions
15415 KATY FREEWAY                                      and for electronic delivery of information up until 11:59
HOUSTON, TX 77094                                       P.M. Eastern Time the day before the cut-off date or
                                                        meeting date. Have your proxy card in hand when you
                                                        access the web site and follow the instructions to obtain
                                                        your records and to create an electronic voting
                                                        instruction form.

AUTO DATA PROCESSING                                    VOTE BY PHONE - 1-800-690-6903
INVESTOR COMM SERVICES               16 21              Use any touch-tone telephone to transmit your voting
ATTENTION:                                              instructions up until 11:59 P.M. Eastern Time the day
TEST PRINT                                              before the cut-off date or meeting date. Have your proxy
51 MERCEDES WAY                                         card in hand when you call and then follow the
EDGEWOOD, NY                                            instructions.
11717
                                                        VOTE BY MAIL
                                                        Mark, sign and date your proxy card and return it in the
                                                        postage-paid envelope we've provided or return to
                                                        Diamond Offshore Drilling, Inc. c/o ADP, 51 Mercedes
                                                        Way, Edgewood, NY 11717.


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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    [X]       DIAMD1                  KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                                DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIAMOND OFFSHORE DRILLING, INC.                 03    0000000000    219781735674

1.   Election of Directors

     NOMINEES: 01) James S. Tisch, 02) Lawrence R. Dickerson                 For  Withhold  For All     To withhold authority to
     03) Alan R. Batkin, 04) Charles L. Fabrikant, 05) Herbert C. Hofmann,   All    All      Except     vote, mark "For All Except"
     06) Arthur L. Rebell, and 07) Raymond S. Troubh                         [ ]    [ ]       [ ]       and write the nominee's
                                                                                                        number on the line below.

                                                                                                        ---------------------------

                                                                                                    For  Against  Abstain

2.   To consider and act upon a proposal to approve the amended and restated Diamond               [ ]    [ ]      [ ]
     Offshore Drilling, Inc. 2000 Stock Option Plan.

3.   To ratify the appointment of Deloitte & Touche LLP as the independent auditors                [ ]    [ ]      [ ]
     of the Company for fiscal year 2004.

4.   To transact such other business as may properly come before the Annual
     Meeting or any adjournments thereof.                                           AUTO DATA PROCESSING
                                                                                    INVESTOR COMM SERVICES
Please sign exactly as your name appears on this Proxy Card. When signing           ATTENTION:
as attorney, executor, administrator, trustee, guardian or corporate or             TEST PRINT
partnership official, please give full title as such and the full name of           51 MERCEDES WAY
the entity on behalf of whom you are signing. If a partnership, please sign         EDGEWOOD, NY
in partnership name by authorized person.                                           11717


                                                                                                                     123,456,789,012
---------------------------------- ---------                   ---------------------------------- -----------              25271C102
Signature (PLEASE SIGN WITHIN BOX)   Date         P93064       Signature (Joint Owners)              Date                         21